Exhibit 10.1
Certain schedules and exhibits have been omitted from this Exhibit pursuant to Item 601(a)(5) of Regulation S-K. X4 Pharmaceuticals, Inc. will furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission or its staff upon request.
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 2, 2023, is entered into by and among X4 PHARMACEUTICALS, INC., a Delaware corporation (formerly known as ARSANIS, INC.) (“X4 Pharmaceuticals”), X4 THERAPEUTICS, INC., a Delaware corporation (formerly known as X4 PHARMACEUTICALS, INC.) (“X4 Therapeutics”; togaether with X4 Pharmaceuticals, collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lender”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (together with its successors and assigns, in such capacity, the “Agent”).
1.Borrower, Lender and Agent are parties to that certain Second Amended and Restated Loan and Security Agreement, dated as of January 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the date of this Amendment, the “Loan Agreement”). Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.
2.Borrower, Agent and Lender have agreed to certain amendments to the Loan Agreement upon the terms and conditions more fully set forth herein.
SECTION 1Definitions; Interpretation.
(a)Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement (as amended by this Amendment).
(b)Rules of Construction. The rules of construction in the final paragraph of Section 1.2 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2Amendment to the Loan Agreement. Upon the occurrence of the First Amendment Effective Date, the Loan Agreement is hereby amended by (i) deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and (ii) adding the double underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended Loan Agreement attached hereto as Exhibit A.
SECTION 3Facility Fee. On the date hereof, Borrowers shall pay to Agent a facility fee (the “First Amendment Facility Fee”) equal to Two Hundred Fifty Thousand Dollars ($250,000), which shall be nonrefundable and in immediately available funds in U.S. dollars, without setoff, recoupment or counterclaim, and free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto) except as otherwise required by law.
SECTION 4Conditions of Effectiveness. The effectiveness of this Amendment (the “First Amendment Effective Date”) shall be subject to Agent’s receipt of the following documents, in form and substance satisfactory to Agent, or, as applicable, the following conditions being met:
(a)this Amendment, executed by Agent, Lender and Borrower;
(b)Borrower shall have paid (i) the First Amendment Facility Fee, (ii) all invoiced costs and expenses then due in accordance with Section 8(d), and (iii) all other fees, costs and expenses, if any, due and payable as of the date hereof under the Loan Agreement;

(c)Borrower shall have submitted an Advance Request for the Tranche 2 Advance;
(d)copy of resolutions of Borrower’s Board of Directors, certified by an officer of Borrower, evidencing (i) approval of this Amendment, (ii) authorizing a specified person or persons to execute this Amendment on its behalf, and (iii) acknowledging that the Board of Directors are acting for a proper purpose and that this Amendment is in the best interests of Borrower and for its commercial benefit;
(e)a legal opinion of Borrower’s counsel in form and substance reasonably acceptable to Agent;
(f)certified copies, dated as of a recent date, of searches for financing statements filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens on any Collateral indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the Tranche 2 Advance, will be terminated or released;
(g)on the First Amendment Effective Date, immediately after giving effect to the amendments of the Loan Agreement contemplated hereby:
(i)the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date; and
(ii)there exist no Defaults or Events of Default; and
(h)such other documents or evidence as Agent may reasonably request to effectuate the terms of this Amendment.
SECTION 5Representations and Warranties. To induce Agent and Lender to enter into this Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date; (b) that no Event of Default has occurred and is continuing; (c) that there has not been and there does not exist a Material Adverse Effect; (d) Lender has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Lender, pursuant to the Loan Documents or otherwise granted to or held by Lender; (e) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (f) the execution, delivery and performance of this Amendment by Borrower will not violate (1) any organizational document of Borrower, (2) any material law, rule, regulation or order to which Borrower is subject, or (3) except as described on Schedule 5.3 to the Loan Agreement, any material contractual obligation of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues, other than Permitted Liens and the Liens created by the Loan Agreement and the other Loan Documents. For the purposes of this Section 5, each
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reference in Section 5 of the Loan Agreement to “this Agreement”, and the words “hereof”, “herein”, “hereunder”, or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
SECTION 6Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
SECTION 7Tranche 2 Advance. Lender shall fund the Tranche 2 Advance on the First Amendment Effective Date in accordance with the Advance Request delivered pursuant to Section 4(c).
SECTION 8Miscellaneous.
(a)Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.
(i)Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.
(ii)Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3 of the Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement, including without limitation any Term Loan Advances funded on or after the First Amendment Effective Date, as of the date hereof, and with effect from (and including) the First Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Loan Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan Agreement, and (5) agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.
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(iii)This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lender) security titles to or other liens on any Collateral for the Secured Obligations.
(b)Conditions. For purposes of determining compliance with the conditions specified in Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender unless Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.
(c)No Reliance. Borrower hereby acknowledges and confirms to Agent and Lender that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(d)Costs and Expenses. Borrower agrees to pay to Agent on the date hereof the out-of-pocket costs and expenses of Agent and each Lender party hereto, and the fees and disbursements of counsel to Agent and each Lender party hereto (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.
(e)Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.
(f)Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
(g)Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
(h)Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(i)Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(j)Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms
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approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.
BORROWER:
X4 PHARMACEUTICALS, INC. (F/K/A ARSANIS, INC.)

Signature:    /s/ Adam Mostafa
Print Name:    Adam Mostafa
Title:         Chief Financial Officer

X4 THERAPEUTICS, INC. (F/K/A X4 PHARMACEUTICALS, INC.)

Signature:    /s/ Adam Mostafa
Print Name:    Adam Mostafa
Title:         Chief Financial Officer

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[Signature Page to First Amendment Agreement]

[Signature Page to First Amendment Agreement]

AGENT:
HERCULES CAPITAL, INC.

Signature:    /s/ Seth Meyer
Print Name:    Seth Meyer
Title:        CFO

[Signature Page to First Amendment Agreement]

LENDER:
HERCULES CAPITAL, INC.

Signature:    /s/ Seth Meyer
Print Name:    Seth Meyer
Title:        CFO

HERCULES FUNDING IV LLC

Signature:    /s/ Seth Meyer
Print Name:    Seth Meyer
Title:        Authorized Signatory

HERCULES CAPITAL FUNDING TRUST 2022-1

Signature:    /s/ Seth Meyer
Print Name:    Seth Meyer
Title:        CFO
[Signature Page to First Amendment Agreement]

EXHIBIT A
AMENDED LOAN AGREEMENT

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made and dated as of January 6, 2023 (as amended by way of that certain First Amendment Agreement on the First Amendment Effective Date) and is entered into by and among X4 PHARMACEUTICALS, INC. a Delaware corporation (formerly known as Arsanis, Inc., the “Company”), and each of its Qualified Subsidiaries, including without limitation X4 THERAPEUTICS, INC. (formerly known as X4 Pharmaceuticals, Inc., “Therapeutics”), the several banks and other financial institutions or entities from time to time parties to this Agreement (each, a “Lender,” and collectively, referred to as the “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”). The Company ~~and~~, Therapeutics and each other Qualified Subsidiary that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party hereto are hereinafter referred to each, as a “Borrower,” and jointly as “Borrower.”
RECITALS
A.    Therapeutics, as ~~Borrower~~borrower, the Lenders party thereto and Agent entered into that certain Loan and Security Agreement, dated as of October 19, 2018 (as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of December 11, 2018, the “Original Agreement”);
B.    Effective as of March 13, 2019, Therapeutics merged with and into the Company’s wholly owned subsidiary known as Artemis AC Corp. and was the surviving corporation of the merger with Artemis AC Corp;
C.    The Company wished to become a Borrower, and Borrower, Lenders and Agent entered into an Amended and Restated Loan and Security Agreement effective as of June 27, 2019 (as subsequently amended from time to time, the “Original A&R LSA”) which amended and restated the Original Agreement in its entirety, without constituting a novation;
D.    As of the First Amendment Effective Date, Borrower has ~~now~~ requested the Lenders to make available to Borrower ~~a loan~~up to six (6) tranches of term loans in an aggregate principal amount of up to ~~Thirty-Two~~One Hundred Fifteen Million ~~Five Hundred Thousand~~ Dollars ($~~32,500,000.00~~115,000,000.00) (the ~~"~~“Term ~~Loan"~~Loans”); and
E.    The Lenders are willing to make the Term ~~Loan~~Loans on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, Borrower, Agent and the Lenders agree that the Original A&R LSA is hereby amended and restated in its entirety as follows:
SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION
1.1    Unless otherwise defined herein, the following capitalized terms shall have the following meanings:
“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third party bank or other institution (including a Securities

Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.
“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.
“Advance(s)” means a Term Loan Advance.
“Advance Date” means the funding date of any Advance.
“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.
“Affiliate” means, with respect to any person, (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such Person, or (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by such Person with power to vote such securities. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agent” has the meaning given to it in the preamble to this Agreement.
“Agreement” means this Second Amended and Restated Loan and Security Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.
“All Source Cash Proceeds” means unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) net Cash proceeds raised from one or more bona fide equity financings (which, for the avoidance of doubt, shall include cash warrant exercises), Subordinated Indebtedness, convertible Indebtedness, at-the-market (ATM) financings, upfront proceeds from corporate transactions, strategic partnerships and/or new business development transactions permitted under this Agreement, and/or Borrower’s monetization of a Pediatric Review Voucher (PRV), subject to verification by Agent (including supporting documentation reasonably requested by Agent), but excluding any Cash proceeds from the Loan.
“Amortization Date” means ~~October~~April 1, ~~2024~~2025; provided however, if the Interest Only Extension Conditions are satisfied, then ~~January~~October 1, 2026~~.~~; and provided, further, that so long as (a) the Amortization Date is extended to October 1, 2026, and (b) no Event of Default exists as of October 1, 2026, then the earlier of (a) the Term Loan Maturity Date, and (b) the first day of the fiscal quarter immediately following the occurrence of an Event of Default.
“Anti-Corruption Laws” ~~shall mean~~means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Approval Milestone” means that the FDA has approved the sale and marketing of mavorixafor for the treatment to patients with Warts, Hypogammaglobulinemia, Infections and Myelokathexis (WHIM syndrome) with a label claim that is generally consistent with that sought in Borrower’s New Drug Application filing, subject to Agent’s reasonable verification.
“Approval Milestone Date” means the date on which Borrower achieves the Approval Milestone.
“Assignee” has the meaning given to it in Section 11.13.
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.
“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California or the Commonwealth of Massachusetts are closed for business.
“Cash” means all cash, cash equivalents and liquid funds.
“Change in Control” means any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of the Company, or sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower, in each case in which the holders of the Company’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether the Company is the surviving entity, or in which the Company ceases to retain shares representing one hundred percent (100%) of the equity interests of X4 Therapeutics, Inc.
“Claims” has the meaning given to it in Section 11.10.
“Closing Date” means the date of this Agreement.

“Closing Date Facility Charge” means $162,500 (representing one-half of one percent (0.50%) of the maximum amount of the Tranche 1 Advance), due on the Closing Date.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means the property described in Section 3.
“Common Stock” means the Common Stock, $0.001 par value per share, of the Company.
“~~Confidential Information~~Company” has the meaning given to it in ~~Section 11.12~~the preamble to this Agreement.
“~~Conversion Balance~~Confidential Information” has the meaning given to it in Section ~~2.2(a)~~11.12.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. or guaranties of leases that do not constitute Indebtedness. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“Conversion Balance” has the meaning given to it in Section 2.2(a).
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.
“Default” means any event, circumstance or condition that has occurred or exists, that would, with the passage of time or the requirement that notice be given or both, become an Event of Default.
“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Eligible Foreign Subsidiary” means any Foreign Subsidiary other than an Excluded Subsidiary, whose execution of a Joinder Agreement could not result in a material adverse tax consequence to Borrower.
“End of Term Charge” has the meaning given to it in Section 2.6(c).
“End of Term Charge I” has the meaning given to it in Section 2.6(a).
“End of Term Charge II” has the meaning given to it in Section 2.6(b).
“End of Term Charge III” has the meaning given to it in Section 2.6(c).
“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Event of Default” has the meaning given to it in Section 9.
“Excluded Account” means any “zero balance” deposit account or securities account used exclusively for payroll, employee benefits or employee taxes, the funds of which shall not exceed the amount required to pay the next payroll or other relevant cycle, and identified to the Agent in writing by the Borrower as such.
“Excluded Subsidiary” means X4 Pharmaceuticals (Austria) GmbH.
~~“Facility Charge” means $162,500 (representing one-half percent (0.50%) of the maximum amount of the Term Loan), due on the Closing Date.~~
“FDA” means the U.S. Food and Drug Administration or any successor thereto.
“Financial Statements” has the meaning given to it in Section 7.1.
“First Amendment Agreement” means that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated August 2, 2023 by and among the Borrowers, the Lenders and the Agent.
“First Amendment Effective Date” shall have the meaning given to such term in the First Amendment Agreement.
“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States of America.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person and (e) all Contingent Obligations within the meaning of GAAP as in effect on the Closing Date; provided that Indebtedness shall not include endorsements of checks or drafts arising in the ordinary course of business.
~~“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.~~
“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
“Interest Only Extension Conditions” shall mean satisfaction of each of the following events: (a) no ~~default~~Default or Event of Default shall have occurred~~;~~, and (b~~) Borrower shall have obtained a minimum of $110,000,000 in All Source Cash Proceeds during the period beginning January 1, 2023 through December 31, 2024; and (c~~) the Approval Milestone Date shall have occurred on or before ~~December 31, 2024~~September 30, 2026.
“Inventory” means “inventory” as defined in Article 9 of the UCC.
“Investment” means (a) any beneficial ownership (including stock, partnership, limited liability company interests, or other securities) of or in any Person, (b) any loan, advance or capital contribution to any Person, (c) or the acquisition of any asset of another Person not in the ordinary course of business.
~~“IRS” means the United States Internal Revenue Service.~~
“Joinder Agreements” means for each Qualified Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.
“Lender” and “Lenders” have the meaning given to it in the preamble to this Agreement.
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.
“Loan” means the Advances made under this Agreement.
“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Pledge Agreements, the Warrants issued in connection with the Original Agreement and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Market Capitalization” means, as of any date of determination, the product of (a) the sum of (i) the number of outstanding shares of Common Stock publicly disclosed in the most recent filing of Company with the Securities and Exchange Commission as outstanding as of such date of determination ~~and~~, plus (ii) the number of shares of Common Stock that could be claimed through the exercise of outstanding warrants publicly disclosed in the most recent filing of Company with the Securities and Exchange Commission as of such date of determination, plus (iii) the number of shares of Common Stock that could be claimed through the exercise of outstanding options publicly disclosed in the most recent filing of Company with the Securities and Exchange Commission as of such date of determination, plus (iv) the number of shares of Common Stock that could be claimed through the settlement of outstanding restricted stock units publicly disclosed in the most recent filing of Company with the Securities and Exchange Commission as of such date of determination, multiplied by (b) the most recent closing price of Company’s Common Stock (as quoted on Bloomberg L.P.’s page or any successor page thereto of Bloomberg L.P. or if such page is not available, any other commercially available source).
“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or the Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.
“Maximum Rate” shall have the meaning assigned to such term in Section 2.3.
“Net Product Revenue~~’~~” means revenue solely generated from the sale of mavorixafor (as determined in accordance with GAAP), which shall include royalty, profit sharing, co-development and co-promotion-commercialization revenues but shall exclude milestone payments and any other one-time revenue.
“Net Product Revenue Forecast” means for Borrower’s 2025 fiscal year, the forecast of Borrower’s Net Product Revenue based on the financial projections provided to Agent prior to the Closing Date, with the forecast for future years based on projections approved by Borrower’s board of directors in accordance with Section 7.1(h) hereof and reasonably acceptable to Agent.
“New Drug Application” means an application submitted to the FDA pursuant to 21 U.S.C. § 355 seeking authorization to market a new drug in the United States.
“Non-Disclosure Agreement” means that certain Confidential Disclosure Agreement by and between X4 Pharmaceuticals, Inc. and Hercules Capital, Inc. dated as of August 14, 2018.
“Note(s)” means a Term Note.
“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
~~“Original Closing Date” means October 19, 2018.~~

“Original Agreement” has the meaning given to it in the Recitals.
“Original A&R LSA” has the meaning given to it in the Recitals.
“Original A&R LSA Closing Date” means June 27, 2019.
“Original A&R LSA Term Loans” has the meaning given to it in Section 2.2(a).
“Participant Register” shall have the meaning assigned to such term in Section 11.21.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.
“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.
“Permitted Acquisition” ~~shall mean~~means any acquisition (including by way of merger or exclusive in-licensing arrangements) by Borrower of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or capital stock of another Person, in each case located entirely within the United States of America, which is conducted in accordance with the following requirements:
(a)    if such acquisition is of a business or Person, such business or Person is engaged in a line of business similar or related to that of the Borrower or its Subsidiaries;
(b)    if such acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of Borrower or of a Subsidiary and the Borrower shall comply, or cause such Subsidiary to comply, with 7.13 hereof or (ii) such Person shall be merged with and into Borrower (with the Borrower being the surviving entity);
(c)    if such acquisition is structured as the acquisition of assets, such assets shall be acquired by Borrower, and shall be free and clear of Liens other than Permitted Liens;
(d)    the Borrower shall have delivered to Lender not less than ten (10) nor more than forty five (45) days prior to the date of such acquisition, notice of such acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business, in each case in form and substance reasonably satisfactory to Lender and demonstrating compliance with the covenants set forth in Section 7 hereof on a pro forma basis as if the acquisition occurred on the first day of the most recent measurement period;
(e)    both immediately before and after such acquisition no Default or Event of Default shall have occurred and be continuing; and
(f)    the sum of the purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred (but excluding for such purpose any performance-based milestones, earn-outs, royalties or similar payments), by Borrower with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, shall not be greater than (i) $5,000,000 for any single acquisition or group of related acquisitions or (ii) $5,000,000 for all such acquisitions during the term of the Loan.
“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of the Lenders or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $1,000,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, and Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $400,000 at any time outstanding, (viii) other unsecured Indebtedness in a principal amount not to exceed $300,000 at any time outstanding, (ix) intercompany Indebtedness as long as either (A) each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Qualified Subsidiary that has executed a Joinder Agreement and (x) extensions, amendments, restatements, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.
“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, (d) money market accounts, and (e) Investments made pursuant to the investment policy guidelines of the Borrower in effect as of the Closing Date or amended guidelines as approved by Borrower’s Board of Directors; (iii) repurchases of stock from current or former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $375,000 in any fiscal year, provided that no Event of Default has occurred and is continuing or would immediately result after giving effect to the repurchases; (iv) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (v) Investments accepted in connection with Permitted Transfers; (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vii) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vii) shall not apply to Investments of Borrower in any Subsidiary; (viii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (ix) Investments consisting of travel advances, employee relocation loans, and other employee loans and advances in the ordinary course of business in an aggregate amount not to exceed $375,000 in any fiscal year or $750,000 during the term hereof; (x) Investments in newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary, other than Security Corporation Subsidiary, enters into a Joinder Agreement promptly after its formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (xi) Investments in Foreign Subsidiaries approved in advance in writing by Agent; (xii) so long as no Event of Default has occurred and is continuing, Investments in the Excluded Subsidiary from time to time on an ongoing basis, sufficient to permit the Excluded Subsidiary to operate and conduct its business in the ordinary course; (xiii) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $750,000 in the aggregate in any fiscal year; (xiv) Investments in Permitted Acquisitions; (xv) Investments in Security Corporation Subsidiary; and (xvi) additional Investments that do not exceed $500,000 in the aggregate.
“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or the Lenders; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP (to the extent required hereby); (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) deposits to secure the performance of obligations not to exceed $200,000 in the aggregate, and the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses or sublicenses granted in the ordinary course of business and not interfering in any material respect with the business of the lessor licensor, as applicable; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) (A) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed $750,000 at any time; (xv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed, refinanced, modified, amended, restated or amended and restated (as may have been reduced by any payment thereon) does not increase; (xvi) Liens in connection with “precautionary filings” in connection with operating leases of the Equipment that is the subject of such leases; provided that such Liens and collateral descriptions in such precautionary filings are limited to such specific operating leases and not all assets or substantially all assets of the Borrower or any Subsidiary; and (xvii) other Liens securing obligations not to exceed the principal amount of $500,000 outstanding at any time.
“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) non-exclusive outbound licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business, (iii) exclusive licenses for the use of the Intellectual Property of Borrower or Borrower Products in the field of Immuno-Oncology entered into the ordinary course of business provided that each such license constitutes an arms-length transaction, that could not result in a legal transfer of title of the licensed property, and so long as after giving effect to each such non-exclusive or exclusive license, Borrower and its Subsidiaries retain sufficient rights to use or benefit from the subject Intellectual Property as to enable them to conduct their business in the ordinary course, (iv) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (v) transfers consisting of Permitted Investments or Permitted Liens, (vi) transfers of Cash in the ordinary course of business to the extent not otherwise inconsistent with the terms and conditions of this Agreement, and (vii) other Transfers of assets having a fair market value of not more than $500,000 in the aggregate in any fiscal year.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.
“Pledge Agreements” means the Amended and Restated Pledge Agreement dated as of the Original A&R LSA Closing Date between Therapeutics and Agent, as the same may from time to time be amended, restated, modified, assumed or otherwise supplemented, and the Pledge Agreement dated as of the Original A&R LSA Closing Date between the Company and Agent, as the same may from time to time be amended, restated, modified, assumed or otherwise supplemented.
“Prepayment Charge” shall have the meaning assigned to such term in Section 2.5.
“Prime Rate” means the “prime rate” as reported in The Wall Street Journal or any successor publication thereto.
“Qualified Cash” means the amount of Borrower’s Cash and Cash equivalents held in accounts subject to an Account Control Agreement in favor of Agent.
“Qualified Subsidiary” means any direct or indirect Domestic Subsidiary (other than Security Corporation Subsidiary) or Eligible Foreign Subsidiary.
“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.
“Register” has the meaning specified in Section 11.7.
“Required Lenders” means at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding.
“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (other than the Warrants), including without limitation the Pledge Agreements, and including any obligation to pay any amount now owing or later arising.
“Security Corporation Investment Conditions” means that Borrower maintains Qualified Cash in an aggregate amount greater than or equal to the lesser of (i) 110% of the aggregate principal amount of Term Loan Advances outstanding under this Agreement and (ii) 100% of the Company and its consolidated Subsidiaries’ unrestricted Cash reserves, unless compliance with the foregoing conditions is waived in writing from time to time by Agent with respect to specified periods, in Agent’s sole discretion.
“Security Corporation Subsidiary” means X4 Pharmaceuticals Securities Corporation, a wholly-owned Subsidiary incorporated in the Commonwealth of Massachusetts or the State of Delaware for the purpose of holding Investments as a Massachusetts security corporation under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time).
“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion and subject to a written subordination agreement in form and substance satisfactory to Agent in its sole discretion.
“Subsequent Financing” means the closing by the Company after the Closing Date of the issuance and sale of the Company’s equity securities for cash solely for financing purposes in an offering broadly marketed to multiple investors, which shall not include the issuance and sale by the Company of its equity securities (i) pursuant to benefit plans or arrangements, including under the Company’s equity incentive plans or otherwise as equity compensation, (ii) as dividends or distributions or upon stock splits, recapitalizations or similar transactions, (iii) pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination or acquisition, (iv) to banks, equipment or real property lessors or other financial institutions pursuant to a non-convertible debt financing, equipment lease, bank credit arrangement or commercial leasing transaction entered into for primarily non-equity financing purposes, (v) in connection with strategic transactions, including (A) joint ventures, manufacturing, marketing, OEM, sponsored research, collaboration or distribution arrangements or (B) technology transfer or development arrangements, (vi) securities issued or issuable to suppliers or third party service providers in connection with the provision of goods or services, (vii) in an at-the-market (ATM) offering, (viii) securities issued to acquire any security convertible into the securities excluded from the definition of Subsequent Financing pursuant to clause (i) through (vii) above and (ix) securities issued in connection with options, warrants, convertible securities or other arrangement in existence on the Closing Date or issued in transactions excluded from the definition of Subsequent Financing pursuant to clause (i) through (viii) above; provided, however, that, if the Company or its agents attempts to “wall-cross” the Lender or its assignee or nominee in conjunction with any Subsequent Financing and the Lender or its assignee or nominee declines to be “wall-crossed,” then the issuance and sale of such equity securities shall not be considered a Subsequent Financing hereunder.
“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.
“T6M Net Product Revenue” means Borrower’s Net Product Revenue measured on a trailing six month basis.
“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “~~Term~~Tranche 1 Commitment”, “Tranche 2 Commitment”, “Tranche 3 Commitment”, “Tranche 5 Commitment” or “Tranche 6 Commitment”, as the case may be, opposite such Lender’s name on Schedule 1.1.
~~“Term Loan” means a loan in an aggregate principal amount of up to Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000).~~
“Term Loan Advance” ~~has the meaning assigned to such term in~~means each Tranche 1 Advance, Tranche 2 Advance, Tranche 3 Advance, Tranche 4 Advance, Tranche 5 Advance, Tranche 6 Advance, and any other funds advanced under Section 2.2(a)~~, and any other Term Loan funds advanced under this Agreement~~.
“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (a)(i) 3.15% plus ~~the prime rate as reported in The Wall Street Journal and (ii)~~(ii) the Prime Rate, and (b) 10.15%.
“Term Loan Maturity Date” means ~~April~~October 1, 2026; provided however, if the Interest Only Extension Conditions are achieved, then July 1, 2027.
“Term Loans” has the meaning given to it in the recitals to this Agreement.
“Term Note” means a Promissory Note in substantially the form of Exhibit B.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.
“Tranche” means the Tranche 1 Advance, the Tranche 2 Advance, the Tranche 3 Advance, the Tranche 4 Advance, the Tranche 5 Advance, and/or any Tranche 6 Advance, as applicable.
“Tranche 1 Advance” has the meaning given to it in Section 2.2(a)(i).

“Tranche 1 Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1 Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche 2 Advance” has the meaning given to it in Section 2.2(a)(ii).
“Tranche 3 Advance” has the meaning given to it in Section 2.2(a)(iii).
“Tranche 4 Advance” has the meaning given to it in Section 2.2(a)(iv).
“Tranche 5 Advance” has the meaning given to it in Section 2.2(a)(v).
“Tranche 5 Milestone Date” means the first date on which Borrower has provided evidence to Agent, satisfactory to Agent in its reasonable discretion, that: (i) no Default or Event of Default is continuing, (ii) the Tranche 4 Advance has been drawn in full, and (iii) one or more patients have received an evaluated dose of mavorixafor in a registration-directed trial designed to evaluate the safety and efficacy of mavorixafor as a treatment for patients diagnosed with chronic neutropenia.
“Tranche 6 Advance” has the meaning given to it in Section 2.2(a)(vi).
“Tranche 6 Facility Charge” means one-half of one percent (0.50%) of any Tranche 6 Advance, which is payable to Lenders in accordance with Section 4.2(e).
“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Warrants” means that certain Amended and Restated Warrant Agreement dated as of March 29, 2019 and that certain Warrant Agreement dated as of March 18, 2019, entered into by the Company in connection with the Original Agreement, as such agreements may be amended, restated or modified from time to time.
1.2    Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2. THE LOAN
2.1    [Intentionally omitted.]
2.2    Term ~~Loan~~Loans.
(a)    Term Loan Advances.
(~~a~~i)    ~~Term Loan Advances~~Tranche 1. Pursuant to the Original A&R LSA, the Lenders party thereto extended ~~"~~“Term Loans~~"~~” (under and as defined in the A&R LSA) (the ~~"~~“Original A&R LSA Term Loans~~"~~”) to Borrower in the original aggregate principal amount of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000). Borrower acknowledges and agrees that, as of the Closing Date, Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000) (the “Conversion Balance”) of the principal amount of the Original A&R LSA Term Loans remains outstanding and such entire outstanding principal balance shall for all purposes hereunder be deemed to constitute and be referred to, and hereby is converted into, a Term Loan Advance in like amount hereunder, without constituting a novation, and shall be deemed an Advance on the Closing Date for purposes of this Agreement. Subject to the terms and conditions of this Agreement, the Lenders will severally (and not jointly) make in an amount not to exceed their respective Tranche 1 Term Commitments, and Borrower agrees to draw, such Term Loan Advance of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000) (the “~~Term Loan~~Tranche 1 Advance”), inclusive of the Conversion Balance on the Closing Date.
(ii)    Tranche 2. Subject to the terms and conditions of this Agreement, on the First Amendment Effective Date, Lenders will severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount equal to Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) (such Term Loan Advance, the “Tranche 2 Advance”).
(iii)    Tranche 3. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, beginning on the Approval Milestone Date and continuing through the earlier of (A) September 30, 2024 and (B) the date that is forty-five (45) days after the Approval Milestone Date, a Term Loan Advance in an aggregate principal amount of up to Twenty Million Dollars ($20,000,000); provided that such Term Loan Advance shall not be less than Ten Million Dollars ($10,000,000) (such Term Loan Advance, the “Tranche 3 Advance”).
(iv)    Tranche 4. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, beginning on the Advance Date for the Tranche 3 Advance and continuing through December 15, 2024, a Term Loan Advance in an aggregate principal amount equal to Twenty Million Dollars ($20,000,000) less the aggregate principal amount of any Tranche 3 Advance (such Term Loan Advance, the “Tranche 4 Advance”).
(v)    Tranche 5. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, beginning on the Tranche 5 Milestone Date and continuing through the earlier of (A) December 15, 2024 and (B) the date that is forty-five (45) days after the Tranche 5 Milestone Date, a Term Loan Advance in an aggregate principal amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000) (such Term Loan Advance, the “Tranche 5 Advance”).
(vi)    Tranche 6. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, conditioned on approval by Lenders’ investment committee in its sole and unfettered discretion, one or more additional Term Loan Advances in minimum increments of Ten Million Dollars ($10,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(vi)) in an aggregate principal amount up to Thirty Two Million Five Hundred Thousand Dollars ($32,500,000) (such Term Loan Advances, the “Tranche 6 Advances”).
(b)    Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Closing Date or the First Amendment Effective Date, and at least five (5) Business Days before each Advance Date other than the Closing Date or the First Amendment Effective Date) to Agent. The Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date. The proceeds of any Term Loan Advance shall be deposited into an account that is subject to an Account Control Agreement.
(c)    Term Loan Interest Rate. The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the ~~prime rate~~Prime Rate changes from time to time. Notwithstanding anything to the contrary in this Agreement, the outstanding principal balance of the Original A&R LSA Term Loans shall have accrued interest at the “Term Loan Interest Rate” (as defined in the Original A&R LSA) through the date immediately preceding the Closing Date, and any such accrued but unpaid interest shall be due and payable on the next scheduled interest payment date following the Closing Date pursuant to Section 2.2(d).
(d)    Payment. Borrower will pay accrued but unpaid interest on each Term Loan Advance on the first Business Day of each month (each such date, a “Payment Date”), beginning the month after the corresponding Advance Date. Borrower shall repay the aggregate ~~Term Loan~~ principal balance of the Term Loan Advances that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations and other obligations that are stated to survive termination of this Agreement) are repaid. The entire ~~Term Loan~~ principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. ~~The~~Agent or the Lenders will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each ~~payment date~~Payment Date of all periodic obligations payable to the Lenders under each Term Loan Advance and (ii) reasonable and documented out-of-pocket legal fees and costs incurred by Agent or the Lenders in connection with Section 11.11 of this Agreement; provided that, with respect to clause (i) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific ~~payment date~~Payment Date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which the Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or the Lenders, Borrower shall pay to the Lenders such amount in full in immediately available funds within three (3) Business Days.
2.3    Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations permitted under this Agreement; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
2.4    Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all unpaid Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in 2.2(c), plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(c) or Section 2.4, as applicable.
2.5    Prepayment. At its option upon at least seven (7) Business Days prior written notice to Agent (or such shorter notice period as agreed by Agent in its discretion), Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such prepayment is made (a) during any of the first twelve (12) months following the Closing Date, 3.0%; (b) after twelve (12) months but prior to twenty four (24) months following the Closing Date, 2.0%; and (c) after twenty four (24) months following the Closing Date, but prior to the Term Loan Maturity Date, 1.0% (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in

Control or any other prepayment hereunder. Notwithstanding the foregoing, Agent and Lenders agree to waive the Prepayment Charge if Agent and Lenders (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date.
2.6    End of Term Charges.
(a)    On the Closing Date, Borrower shall pay Lender a charge in an amount equal to One Million Three Hundred Thousand Dollars ($1,300,000) in connection with the Original A&R LSA Term Loans (“End of Term Charge I”). Notwithstanding the required payment date of the End of Term Charge I, the applicable pro rata portion of the End of Term Charge I shall be deemed earned by each Lender as of each date the applicable Original A&R LSA Term Loan Advances were made. Each Lender acknowledges that End of Term Charge I has been paid in full as of the First Amendment Effective Date.
(b)    On the earliest to occur of (i) July 1, 2023, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full and (iii) the date that the outstanding Secured Obligations become due and payable, Borrower shall pay Lender a charge in an amount equal to Seventy Hundred Sixty-Three Thousand Seven Hundred Fifty Dollars ($763,750) (“End of Term Charge II”) in connection with certain of the Original A&R LSA Term Loans. Notwithstanding the required payment date of the End of Term Charge II, the applicable pro rata portion of the End of Term Charge II shall be deemed earned by each Lender as of each date a Term Loan Advance was made. Each Lender acknowledges that End of Term Charge II has been paid in full as of the First Amendment Effective Date.
(c)    On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full ~~and~~, (iii) the date that the outstanding Secured Obligations become due and payable, or (iv) as required pursuant to Section 2.5, Borrower shall pay Lender a charge in the amount equal to (x) One Million Three Hundred Thousand Dollars ($1,300,000), plus (y) the product of (A) three and one-half of one percent (3.5%), multiplied by (B) the difference of (1) the aggregate principal amount of Term Loan Advances made as of such date, minus (2) Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000) (“End of Term Charge III” and together with “End of Term Charge I” and “End of Term Charge II”, collectively, the “End of Term Charge”). Notwithstanding the required payment date of the End of Term Charge III, the applicable pro rata portion of the End of Term Charge III shall be deemed earned by each Lender as of each date a Term Loan Advance is made. For the avoidance of doubt, if payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.
2.7    Notes. If so requested by each Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.
2.8    Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term ~~Loans~~Loan Advances shall be made pro rata according to the Term Commitments of the relevant Lender.

2.9    Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date and the First Amendment Effective Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Borrower expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that their agreement to pay each of the Prepayment Charge and the End of Term Charge to the Lenders as herein described was on the Closing Date and the First Amendment Effective Date and continues to be a material inducement to the Lenders to provide the Term ~~Loans~~Loan Advances.
2.10    Taxes; Increased Costs. The Borrower, the Agent and the Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.
SECTION 3. SECURITY INTEREST
3.1    As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in, to and under all of Borrower’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment.
3.2    Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary (other than an Eligible Foreign Subsidiary) which shares entitle the holder thereof to vote for directors or any other matter, (b) any Intellectual Property except to the extent described in Section 3.1 above, (c) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC), and (d) any leasehold real property interest, license, lease or other contract or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (but only to the extent such prohibition on transfer or grant of a security interest is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC), (e) any property to the extent that, and for as long as, such grant of a security interest is prohibited by any applicable law, rule or regulation; provided that the foregoing exclusion in this clause (e) shall in no way be construed (i) to apply to the extent that any described prohibition is unenforceable under Section 9406, 9407 or 9408 of the UCC or other applicable law or (ii) to apply to the extent that any consent or waiver has been obtained, or is hereafter obtained, that would permit the Agent’s security interest or Lien notwithstanding the prohibition on the grant of a security interest in such property (f) Excluded Accounts, (g) motor vehicles or other assets in which a security interest may be perfected only though compliance with a certificate of title statute, (h) any property subject to the Sanofi Agreement as disclosed on Schedule 3.2 hereto, and (i) any Cash securing reimbursement obligations permitted under this Agreement.
SECTION 4. CONDITIONS PRECEDENT TO LOAN
The obligations of the Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:
4.1    Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:
(a)    executed copies of the Loan Documents, Account Control Agreements, a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;
(b)    certified copy of resolutions of Borrower’s board of directors evidencing approval of the Loan and other transactions evidenced by the Loan Documents;
(c)    certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;
(d)    a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;
(e)    payment of the Closing Date Facility Charge, the End of Term Charge I and reimbursement of Agent’s and the Lenders’ reasonable and documented expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(f)    all certificates of insurance and to the extent requested by Agent, copies of each insurance policy required hereunder; and
(g)    such other documents as Agent may reasonably request.
4.2    All Advances. On each Advance Date:
(a)    Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.2(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) ~~payment of the applicable Facility Charge then due, and (iii)~~ any other documents Agent may reasonably request.
(b)    The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and representations and warranties that may be updated pursuant to this Agreement shall be true and correct in all material respects as of the date made, provided that such updated representations and warranties shall not apply to an earlier date and shall not cure any default arising from any false or incorrect representations and warranties previously made.
(c)    Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.
(d)    Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.
(e)    With respect to any Tranche 6 Advance made available on such Advance Date, the Loan Parties shall have paid the Tranche 6 Facility Charge applicable to such Tranche 6 Advance.
4.3    No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that could reasonably (or could reasonably, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER
Borrower represents and warrants that:
5.1    Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in

Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.
5.2    Collateral. Borrower owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.
5.3    Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate or Articles of Incorporation (as applicable), bylaws, or any material law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any material contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.
5.4    Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.
5.5    Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened in writing against Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.
5.6    Laws. Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound.
Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
5.7    Information Correct and Current. No written information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized, and that actual results may differ).
5.8    Tax Matters. Except as described on Schedule 5.8 ~~and~~, which may be updated by Borrower in a written notice from time to time, and except those being contested in good faith with adequate reserves under GAAP, (a) Borrower has filed all material federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings), in each case, other than with respect to taxes that do not exceed, individually or in the aggregate, $50,000.
5.9    Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business. Except as described on Schedule 5.9, or in the most recently delivered Compliance Certificate in accordance with Section 7.1(d), (i) to the best knowledge of Borrower, each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D (which may be updated by Borrower in a written notice from time to time) is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.
5.10    Intellectual Property. Except as described on Schedule 5.10, which may be updated by Borrower in a written notice from time to time, to the best knowledge of Borrower, Borrower has all material rights with respect to Intellectual Property that it uses in, and that is necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted by Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products that are material to Borrower’s business except customary covenants in inbound license agreements and equipment leases where Borrower is the licensee or lessee.
5.11    Borrower Products. Except as described on Schedule 5.11, which may be updated by Borrower in a written notice ~~provided after the Closing Date~~from time to time, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened in writing litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof, in such case, which could reasonably be expected to have a Material Adverse Effect. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future material Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Except as set forth on Schedule 5.11, which may be updated by Borrower in a written notice from time to time, Borrower has not received any written notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property material to Borrower’s business (or written notice of any claim challenging or questioning the ownership in any material licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. Neither Borrower’s use of its Intellectual Property material to Borrower’s business nor the production and sale of Borrower Products material to Borrower’s business infringes in any material respect the Intellectual Property or other rights of others.

5.12    Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
5.13    Employee Loans. Except as described on Schedule 5.13, which may be updated by Borrower in a written notice provided after the Closing Date, Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.
5.14    Capitalization and Subsidiaries. Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto, which may be updated by Borrower in a written notice from time to time. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.
5.15    Foreign Subsidiary Voting Rights. No decision or action in any governing document of any Foreign Subsidiary (other than an Eligible Foreign Subsidiary) requires a vote of greater than 50.1% of the Equity Interests or voting rights of such Foreign Subsidiary.
SECTION 6. INSURANCE; INDEMNIFICATION
6.1    Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding (other than inchoate indemnity obligations and other obligations which are expressly stated to survive termination of this Agreement), Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. If Borrower fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral.  Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

6.2    Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent (shown as “Hercules Capital, Inc.~~”~~, as Agent, and its successors and/or assigns”) is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Borrower shall provide Agent with copies of each insurance policy within thirty (30) days of the Closing Date, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.
6.3    Indemnity. Borrower agrees to indemnify and hold Agent, the Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement, excluding in all cases Liabilities to the extent resulting directly from any Indemnified Person’s gross negligence or willful misconduct. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim. This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Agreement.
SECTION 7. COVENANTS OF BORROWER
Borrower agrees as follows:
7.1    Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)    as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;
(b)    as soon as practicable (and in any event within 45 days) after the end of each of the first three calendar quarters of each year, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;
(c)    as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants (Agent hereby acknowledges that PwC is an acceptable firm of independent public accountants);
(d)    as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;
(e)    as soon as practicable (and in any event within 30 days) after the end of each month, a report showing agings of accounts receivable and accounts payable;
(f)    promptly and in any event within 5 days after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made generally available to holders of its Common Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;
(g)    at the same time and in the same manner as it gives to its Board of Directors, copies of all board packages that Borrower provides to its directors in connection with meetings of the Board of Directors, and within 30 days after each such meeting, minutes of such meeting, provided that in all cases Borrower may exclude confidential compensation information, information presenting a conflict of interest with Agent or Lender and information covered by attorney-client privilege;

(h)    any budget and any forecast of Borrower promptly following its approval by Borrower’s Board of Directors, and in any event, not less than once annually, no later than 60 days following the end of the fiscal year;
(i)    such other financial information reasonably requested by Agent; and
(j)    immediate notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.
    Borrower shall not (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters. As of the Closing Date, the fiscal year of Borrower ends on December 31.

    The executed Compliance Certificate and all Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to with a copy to , , and l and provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: , attention Account Manager: X4 Pharmaceuticals, Inc.
    Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower emails a link thereto to Agent.
7.2    Management Rights. Borrower shall permit any representative that Agent or the Lenders authorize, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than twice per fiscal year. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records at reasonable times and upon reasonable notice during normal business hours. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower; provided that management and officers of Borrower shall not be bound to accept such advisement. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and the Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or the Lenders with respect to any business issues shall not be deemed to give Agent or the Lenders, nor be deemed an exercise by Agent or the Lenders of, control over Borrower’s management or policies.
7.3    Further Assurances. Borrower shall from time to time following Agent’s request execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.
7.4    Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then applicable payment schedule, (c) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Borrower, or (ii) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower, or (d) as otherwise permitted hereunder or approved in writing by Agent.
7.5    Collateral. Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property other than (i) customary restrictions on assignment, sublicense or transfer that may exist in any license agreement where Borrower or a Subsidiary is the licensee (and not the licensor) and (ii) licenses of Intellectual Property that constitute Permitted Transfers. Borrower shall not agree with any Person other than Agent or Lender not to encumber its property other than pursuant to customary restrictions in leases, licenses and agreements in respect of Permitted Indebtedness. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its Intellectual Property, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property other than (i) customary restrictions on assignment, sublicense or transfer that may exist in any license agreement where Borrower or a Subsidiary is the licensee (and not the licensor) and (ii) licenses of Intellectual Property that constitute Permitted Transfers), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets.

7.6    Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments.
7.7    Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make distributions to Borrower, or (c) lend money to any employees, officers or directors (except for Permitted Investments) or guarantee the payment of any such loans granted by a third party in excess of $250,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $250,000 in the aggregate.
7.8    Transfers. Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.
7.9    Mergers or Acquisitions. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, in each case including for the avoidance of doubt through a merger, purchase, in-licensing arrangement or any similar transaction, all or substantially all of the capital stock or any property of another Person, other than in connection with a Permitted Investment or Permitted Acquisition.
7.10    Taxes. Borrower and its Subsidiaries shall pay when due all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Agent, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.
7.11    Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America. Neither Borrower nor any Qualified Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $250,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States of America and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.

7.12    Deposit Accounts. Neither Borrower nor any Qualified Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except (i) for Excluded Accounts, or (ii) with respect to which Agent has an Account Control Agreement. Notwithstanding anything to the contrary in this Agreement, the Excluded Subsidiary may maintain Deposit Accounts which are not subject to an Account Control Agreement, provided that the aggregate amount in such Deposit Accounts does not at any time exceed $5,000,000, provided, however, that Borrower at all times shall be in compliance with the provisions of Section 7.21 below.
7.13    Notification of New Subsidiaries. Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Qualified Subsidiary to execute and deliver to Agent a Joinder Agreement.
7.14    [Reserved].
7.15    Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default.
7.16    Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to refinance existing indebtedness, to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes, including strategic licensing and acquisition opportunities permitted under this Agreement or consented to by Agent. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.
7.17    Foreign Subsidiary Voting Rights. Borrower shall not, and shall not permit any Subsidiary, to amend or modify any governing document of any Foreign Subsidiary of Borrower (other than an Eligible Foreign Subsidiary) the effect of which is to require a vote of greater than 50.1% of the Equity Interests or voting rights of such entity for any decision or action of such entity.
7.18    Compliance with Laws.
(a)    Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business.
(b)    Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate controlled by Borrower or any Subsidiary to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate controlled by Borrower or any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

(c)    Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower and its Subsidiaries and their respective officers and employees and to the knowledge of Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(d)    None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
7.19    Intellectual Property. Each Borrower shall (i) protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; (ii) promptly advise Agent in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrowers’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent. If a Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then such Borrower shall promptly, and in any event, within thirty (30) days thereof, provide written notice thereof to Agent. If a Borrower decides to register any Copyrights or mask works in the United States Copyright Office, such Borrower shall provide Agent with at least fifteen (15) days prior written notice of such Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto). Borrowers shall promptly provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works.
7.20    Transactions with Affiliates. Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary.
7.21    Minimum Cash.
(a)    Prior to January 31, 2025, Borrower shall at all times ~~prior to the Approval Milestone Date,~~ maintain Qualified Cash in an aggregate amount greater than or equal to Twenty Million Dollars ($20,000,000);
(b)    ~~Notwithstanding the provisions of Section 7.21(a) above, Borrower shall at~~At all times on and after ~~the Approval Milestone Date,~~January 31, 2025, Borrower shall maintain Qualified Cash in an aggregate amount ~~greater than or equal Ten Million Dollars ($10,000,000)~~equal to at least 20% of the aggregate principal amount of Term Loan Advances outstanding under this Agreement.
(c)    Notwithstanding the foregoing, in the event of any Permitted Acquisition, the minimum Cash levels set forth in this Section 7.21 may be reset, subject to ~~Agent’s discretion~~mutual agreement between Agent and Borrower.

7.22    Performance Covenant.
(a)    Subject to Section 7.22(b), from and after January 31, 2025, Borrower shall maintain T6M Net Product Revenue, tested monthly, of at least 55% of Net Product Revenue Forecast.
(b)    The requirement in Section 7.22(a) shall be waived during any period for which either (i) Borrower maintains Qualified Cash in an amount equal to or greater than ~~80~~75% of the aggregate principal amount of Term Loan Advances outstanding under this Agreement or (ii) both (x) Company maintains a Market Capitalization of at least $~~500,000,000~~450,000,000 and (y) Borrower maintains Qualified Cash in an amount equal to at least ~~50~~45% of the aggregate principal amount of Term Loan Advances outstanding under this Agreement (for the avoidance of doubt, this waiver provision is a daily condition and, if it is not satisfied at any point in time, compliance with Section 7.22(a) would need to be demonstrated as of the most recent financial reporting period).
7.23    Security Corporation Investment Conditions. At any time that the Security Corporation Subsidiary has any assets or liabilities, Borrower shall satisfy the Security Corporation Investment Conditions at all times.
7.24    Post-Closing Items. On or before the corresponding dates set forth on Schedule 7.24, Borrower shall use its commercially reasonable efforts to deliver or cause to be delivered or completed the items listed on Schedule 7.24.
SECTION 8. RIGHT TO INVEST
8.1    The Lenders or their assignee or nominee shall have the right, in its discretion, to participate, in a cumulative amount of up to $1,000,000 in the aggregate, in one or more Subsequent Financings, on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing, provided, however, Lender or its assignee or nominee agrees to become a party to the agreements executed by the others participating in such Subsequent Financing. Notwithstanding the foregoing, the Company shall provide the Lender or its assignee or nominee at least one (1) Business Days’ notice (which may be oral) of a planned Subsequent Financing and the opportunity to exercise the right to invest under this Section 8.1 with respect to such Subsequent Financing. This Section 8.1, and all rights and obligations hereunder, shall terminate upon the earlier to occur of (i) such time that the Lender or its assignees or nominees have purchased $1,000,000 of the Company’s equity securities in the aggregate in any Subsequent Financing(s) and (ii) the later to occur of (A) the repayment of the Indebtedness under this Agreement and (B) the exercise in full of the Warrants or the expiration or termination of the exercise period for the Warrants.
SECTION 9. EVENTS OF DEFAULT
The occurrence of any one or more of the following events shall be an “Event of Default”:
9.1    Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or the Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or

9.2    Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and the Lenders, and (a) with respect to a ~~default~~Default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.18, 7.19, 7.21, 7.22, 7.23 and 7.24) any other Loan Document or any other agreement among Borrower, Agent and the Lenders, such default continues for more than ten (10) Business Days after the earlier of the date on which (i) Agent or the Lenders has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a ~~default~~Default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.18, 7.19, 7.21, 7.22, 7.23 and 7.24, the occurrence of such ~~default~~Default; or
9.3    Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; provided that, solely for the purposes of this Section 9.3, the failure of the occurrence of the Tranche 5 Milestone Date shall in and of itself not constitute a Material Adverse Effect; or
9.4    Representations. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or
9.5    Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) forty-five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or
9.6    Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least $500,000, or Borrower is enjoined or in any way prevented by court order from conducting a material part of its business and such attachment, seizure, levy, judgment or enjoinment is not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or
9.7    Other Obligations. The occurrence of any “event of default” under any agreement or obligation of Borrower involving any Indebtedness in excess of $500,000 after giving effect to any applicable grace period thereunder which results in a right by such third party to accelerate the maturity of such Indebtedness.
SECTION 10. REMEDIES
10.1    General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact to:  (a) exercisable following the occurrence and during the continuance of an Event of Default, (i) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent may elect); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to Borrower; and (b) regardless of whether an Event of Default has occurred, (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all account debtors to pay Agent directly.  Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents have been terminated.  Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.
10.2    Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10)

calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:
    First, to Agent and the Lenders in an amount sufficient to pay in full Agent’s and the Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;
    Second, to the Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and
    Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.
Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.
10.3    No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.
10.4    Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.
SECTION 11. MISCELLANEOUS
11.1    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2    Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)    If to Agent:
HERCULES CAPITAL, INC.
Legal Department

Attention: Chief Legal Officer
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email:
Telephone:
(b)    If to the Lenders:
HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email:
Telephone:
(c)    If to Borrower:
X4 PHARMACEUTICALS, INC.
Attention: Adam Mostafa and Brian Bowersox
61 North Beacon Street, 4th Floor
Boston, MA 02134
email:
Telephone:
Cooley LLP
55 Hudson Yards
New York, NY 10001
Email: ~~cmusa~~mtollini@cooley.com
Telephone: ~~212-479-6000 _________~~202-962-8380

or to such other address as each party may designate for itself by like notice.
11.3    Entire Agreement; Amendments.
(a)    This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated December 13, 2022 and the Non-Disclosure Agreement). For the avoidance of doubt, all security interests granted under the Original Agreement and the Original A&R LSA are hereby confirmed and ratified and shall continue to secure all Secured Obligations under this Agreement. None of the terms of this Agreement or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.
(b)    Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any ~~default~~Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount, extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan Advance, or reduce the stated rate of any interest or fee payable hereunder, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.
11.4    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5    No Waiver. The powers conferred upon Agent and the Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or the Lenders to exercise any such powers. No omission or delay by Agent or the Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or the Lenders is entitled, nor shall it in any way affect the right of Agent or the Lenders to enforce such provisions thereafter.
11.6    Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and the Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3, 8.1 and 11.14 shall survive the termination of this Agreement.
11.7    Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and the Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and the Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
11.8    Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and the Lenders in the State of California, and shall have been accepted by Agent and the Lenders in the State of California. Payment to Agent and the Lenders by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11.9    Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
11.10    Mutual Waiver of Jury Trial / Judicial Reference.
(a)    Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND THE LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and the Lenders; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and the Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.
(b)    If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.
(c)    In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
11.11    Professional Fees. Borrower promises to pay Agent’s and the Lenders’ reasonable and documented fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable and documented attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable and documented attorneys’ and other professionals’ fees and expenses incurred by Agent and the Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or the Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.
11.12    Confidentiality. Agent and the Lenders acknowledge that certain items of Collateral and information provided to Agent and the Lenders, including items provided in connection with the Non-Disclosure Agreement, by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and the Lenders agree that any Confidential Information it may obtain during the term of this Agreement shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lenders may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public through no fault of Agent or Lenders; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lenders; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or Lenders; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after an Event of Default; (g) to any participant or assignee of Agent or Lenders or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section 11.12 prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and Lenders’ obligations under this Section 11.12 shall supersede all of their respective obligations under the Non-Disclosure Agreement.
11.13    Assignment of Rights. Borrower acknowledges and understands that Agent or the Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and the Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and the Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or the Lenders shall relieve Borrower of any of its obligations hereunder. The Lenders agree that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.
11.14    Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or the Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, the Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or the Lenders in Cash.
11.15    Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
11.16    No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, the Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lenders and the Borrower.
11.17    Agency.
(a)    Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
(c)    Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.
(d)    Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:
(i)    be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;
(ii)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lenders, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and
(iii)    except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.
(e)    The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
(f)    The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
(g)    Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by each Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
11.18    Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party's name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the "Publicity Materials"); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.
11.19    Multiple Borrowers.
(a)    Borrower’s Agent. Each of the Borrowers hereby irrevocably appoints the Company as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan Advances and receiving account statements and other notices and communications to Borrowers (or any of them) from the Agent or any Lender. The Agent may rely, and shall be fully protected in relying, on any request for the Term Loan Advances, disbursement instruction, report, information or any other notice or communication made or given by the Company, whether in its own name or on behalf of one or more of the other Borrowers, and the Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected thereby.
(b)    Waivers. Each Borrower hereby waives: (i) any right to require the Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with the Agent or any Indebtedness of the Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy the Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of the Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of the Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations. If any claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by the Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to the Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by the Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.
(c)    Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, the Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which the Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as the Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations. Each Borrower further consents and agrees that the Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, the Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.
(d)    Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent to furnish to it any information now or hereafter in the Agent’s possession concerning the same or any other matter.
(e)    Subordination. All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and the Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.
11.20    Amendment and Restatement. This Agreement amends and restates in its entirety the Original A&R LSA effective as of the date hereof. Anything contained herein to the contrary notwithstanding, this Agreement is not intended to and shall not serve to effect a novation of the "Secured Obligations" (as defined in the Original A&R LSA). Instead, it is the express intention of the parties hereto to reaffirm the indebtedness, obligations and liabilities created under the Original A&R LSA which is secured by the Collateral pursuant to the terms of the applicable Loan Documents. Borrower ratifies, affirms and confirms that the liens and security interests granted pursuant to the applicable Loan Documents, including without limitation the Pledge Agreements, secure the applicable indebtedness, liabilities and obligations of Borrower to Agent and the Lenders under the Original A&R LSA, as amended and restated by this Agreement, the Loan Documents shall continue in full force and effect in accordance with their terms unless otherwise amended by the parties thereto, and that the term "Secured Obligations" as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of Borrower to Agent and the Lenders) includes, without limitation, the indebtedness, liabilities and obligations of Borrower under this Agreement, and under the Original A&R LSA, as amended and restated hereby, as the same further may be amended, modified, supplemented and/or restated from time to time and Borrower assumes all such Secured Obligations. Pursuant to the definition of Borrower in this Agreement, the security interests granted pursuant to Section 3.1 and by the Pledge Agreements are granted by the Company and each other Person constituting the Borrower in the Company’s and each such Person’s respective right, title and interest in and to any and all presently existing and hereafter created or acquired Collateral. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement. Each reference to the "Loan and Security Agreement" in any Loan Document shall mean and be a reference to this Agreement (as further amended, restated, supplemented or otherwise modified from time to time). Cross-references in the Loan Documents to particular section numbers in the Original A&R LSA shall be deemed to be cross-references to the corresponding sections, as applicable, of this Agreement.
11.21    Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
11.22    Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Second Amended and Restated Loan and Security Agreement as of the day and year first above written.

Table of Exhibits and Schedules
Addendum 1: Taxes; Increased Costs
Exhibit A:    Advance Request
        Attachment to Advance Request
Exhibit B:    Term Note
Exhibit C:    Name, Locations, and Other Information for Borrower
Exhibit D:    Borrower’s Patents, Trademarks, Copyrights and Licenses
Exhibit E:    Borrower’s Deposit Accounts and Investment Accounts
Exhibit F:    Compliance Certificate
Exhibit G:    Joinder Agreement
Exhibit H:     ACH Debit Authorization Agreement
Exhibit I-1:    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2:    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3:    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4:    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Schedule 1    Subsidiaries
Schedule 1.1    Commitments
Schedule 1A    Existing Permitted Indebtedness
Schedule 1B    Existing Permitted Investments
Schedule 1C    Existing Permitted Liens
Schedule 3.2    Excluded Collateral (Sanofi)
Schedule 5.3    Consents, Etc.
Schedule 5.8    Tax Matters
Schedule 5.9    Intellectual Property Claims
Schedule 5.10    Intellectual Property
Schedule 5.11    Borrower Products
Schedule 5.13    Employee Loans
Schedule 5.14    Capitalization
Schedule 7.24    Post-Closing Items

ADDENDUM 1 to
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

TAXES; INCREASED COSTS
1.    Defined Terms. For purposes of this Addendum 1:
a.    “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
b.    “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1 and (iv) any withholding Taxes imposed under FATCA.
c.    “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
d.    “Foreign Lender” means a Lender that is not a U.S. Person.
e.    “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
f.    “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
g.    “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
h.    “Recipient” means the Agent or any Lender, as applicable.

i.    “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.
j.    “Withholding Agent” means the Borrower and the Agent.
2.    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
3.    Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant governmental authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
4.    Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, the Borrower agrees to pay, and to save the Agent and any Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of the Agent or such Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.
5.    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.21 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.
6.    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a governmental authority pursuant to the provisions of this Addendum 1, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
7.    Status of Lenders.
a.    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
b.    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
i.    any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
ii.    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
A.    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
B.    executed copies of IRS Form W-8ECI;
C.    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
D.    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
iii.    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
iv.    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
c.    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
8.    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum

1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
9.    Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.
10.    Survival. Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

EXHIBIT A
ADVANCE REQUEST
To:     Agent:    Date:        ________________
Hercules Capital, Inc. (the “Agent”)
    400 Hamilton Avenue, Suite 310
    Palo Alto, CA 94301
    email:
    Attn:
X4 Pharmaceuticals, Inc., a Delaware corporation (“Borrower”) hereby requests ~~from Hercules Capital, Inc. (“Lender”) an~~Agent to cause Lenders to make a [[Tranche 2 Advance][Tranche 3 Advance][Tranche 4 Advance][Tranche 5 Advance][Tranche 6 Advance]] in the amount of _____________________ Dollars ($________________) on ______________, _____ (the “Advance Date”) pursuant to the Second Amended and Restated Loan and Security Agreement among Borrower, Agent and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.
Please:
(a)    Issue a check payable to Borrower    ________
or
(b)    Wire Funds to Borrower’s account    ________
    Bank: _____________________________
    Address: _____________________________
     _____________________________
    ABA Number: _____________________________
    Account Number: _____________________________
    Account Name: _____________________________
    Contact Person: _____________________________
    Phone Number
    To Verify Wire Info: _____________________________
    Email address: _____________________________

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Advance.
Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.
[Borrower hereby authorizes Agent to deduct an amount from the proceeds of this Advance to be applied towards the payment of the Tranche 6 Facility Charge.]
Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.
Executed as of [ ], 20[ ].

BORROWER: X4 PHARMACEUTICALS, INC.
SIGNATURE:________________________
TITLE:_____________________________
PRINT NAME:______________________

ATTACHMENT TO ADVANCE REQUEST
Dated: ~~January 6~~________________, 2023
Borrower hereby represents and warrants to Agent that the Company’s current name and organizational status is as follows:
Name:    X4 Pharmaceuticals, Inc.
Type of organization:    Corporation
State of organization:    Delaware
Organization file number:    4851982
Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B
SECURED TERM PROMISSORY NOTE

$[ ],000,000	Advance Date: ___ __, 20[ ]
Maturity Date: _____ ___, 20[ ]
FOR VALUE RECEIVED, X4 PHARMACEUTICALS, INC., a Delaware corporation, for itself and each ~~of its Qualified Subsidiaries (the “~~other Borrower~~”)~~, hereby promises to pay to the order of [Hercules Capital, Inc., a Maryland corporation], or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [ ] Million Dollars ($[ ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a rate as set forth in Section 2.2(c) of the Loan Agreement based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.
This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Second Amended and Restated Loan and Security Agreement dated January 6, 2023, by and among Borrower, Hercules Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.
Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.
~~BORROWER~~THE COMPANY FOR ITSELF AND
~~ON BEHALF OF ITS QUALIFIED SUBSIDIARIES:~~EACH OTHER BORROWER:                X4 PHARMACEUTICALS, INC.
By:___________________________
Title:_________________________

EXHIBIT C
NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER
1. Borrower represents and warrants to Agent that
(a)    the Company’s current name and organizational status as of the Closing Date is as follows:
Name:    X4 Pharmaceuticals, Inc.
Type of organization:    Corporation
State of organization:    Delaware
Organization file number:    4851982
(b)    Therapeutics’ current name and organizational status as of the Closing Date is as follows:
Name:    X4 Therapeutics, Inc.
Type of organization:    Corporation
State of organization:    Delaware
Organization file number:    5568691
2. Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:
Name:
Used during dates of:
Type of Organization:
State of organization:
Organization file Number:
Borrower’s fiscal year ends on _____
Borrower’s federal employer tax identification number is: _______________
3. Borrower represents and warrants to Agent that its chief executive office is located at _______________.

EXHIBIT D
BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

[***]

EXHIBIT E
BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

[***]

EXHIBIT F
COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Reference is made to that certain Second Amended and Restated Loan and Security Agreement dated January 6, 2023 and the Loan Documents (as defined therein) entered into in connection with such Second Amended and Restated Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”) and X4 Pharmaceuticals, Inc. (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.
The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms, except as set forth below, that all representations and warranties contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 45 days (for first 3 calendar quarters)
Audited Financial Statements	FYE within 90 days
Budget and forecast	At least annually within 60 days following FYE

7.12 DEPOSIT ACCOUNTS
(A)     Are all Cash balances held by Borrower held in accounts subject to an Account Control Agreement, other than Excluded Accounts? ____ Yes ____ No
(B)    Is the Cash held by the Excluded Subsidiary less than $5,000,000? ____ Yes ____ No

7.21 MINIMUM CASH
(A)1    [Prior to ~~Borrower’s achievement of the Approval Milestone~~January 31, 2025] Are aggregate Qualified Cash balances held by Borrower (excluding Security Corporation Subsidiary and the Excluded Subsidiary) in accounts subject to an Account Control Agreement in an amount greater than or equal to $20,000,000? ____ Yes ____ No
(A)2    [~~Following Borrower’s achievement of the Approval Milestone~~At all times on or after January 31, 2025] Are aggregate Qualified Cash balances held by Borrower (excluding Security Corporation Subsidiary and the Excluded Subsidiary) held in accounts subject to an Account Control Agreement in an amount ~~greater than or equal $10,000,000~~equal to at least 20% of the aggregate principal amount of Term Loan Advances outstanding under the Loan Agreement? ____ Yes ____ No
(B)    If No, is Security Corporation Subsidiary holding any Cash? ____ Yes ____ No
(C)    If No, is the Excluded Subsidiary holding more than $5,000,000 in Cash?
____ Yes ____ No
The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Borrower Subsidiary/Affiliate, as applicable.
Each new account that has been opened since delivery of the previous Compliance Certificate is designated below with a “*”.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7

BORROWER SUSIDIARY / AFFILIATE COMPANY Name/Address
1
2
3
4
5
6
7

7.22 PERFORMANCE COVENANT [Commencing January 31, 2025, and thereafter]
(A)    Is Borrower’s T6M Net Product Revenue, tested monthly, equal to or greater than 55% of the Net Product Revenue Forecast?
____ Yes ____ No
(B)    If No, does either
(i) Borrower maintain Qualified Cash in an amount equal to or greater than ~~80~~75% of the aggregate principal amount of Term Loan Advances outstanding under this Agreement, or
(ii) both Company maintain a market capitalization of at least $~~500,000,000~~450,000,000 and also Borrower maintain Qualified Cash in an amount equal to at least ~~50~~45% of the aggregate principal amount of Term Loan Advances outstanding under this Agreement?
____ Yes ____ No

7.23 SECURITY CORPORATION INVESTMENT CONDITIONS
(A)    Does the Security Corporation Subsidiary have any assets or liabilities?
____ Yes ____ No

(B)    If yes, is the Security Corporation Subsidiary in compliance with the Security Corporation Investment Conditions? ____ Yes ____ No
(B)    If No, Is Borrower required to maintain minimum cash under Section 7.21(a)?
____ Yes ____ No

LIST ANY EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES.

___________________________________________________________________

___________________________________________________________________

Very Truly Yours,
X4 PHARMACEUTICALS, INC.
By:    ____________________________
Name: _____________________________
Its:    ____________________________

EXHIBIT G
FORM OF JOINDER AGREEMENT
This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [ ], 20[ ], and is entered into by and between __________________., a ___________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).
RECITALS
A. Subsidiary’s Affiliate, X4 Pharmaceuticals, Inc. (“Company”) has entered into that certain Second Amended and Restated Loan and Security Agreement dated as of January 6, 2023, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and the Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;
B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;
AGREEMENT
NOW THEREFORE, Subsidiary and Agent agree as follows:
1.    The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.
2.     By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [ ], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.
3.    Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.
4.    Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.
5.    As security for the prompt, complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]
SUBSIDIARY:
_________________________________.

    By:
    Name:
    Title:
    Address:

    Telephone: ___________
    email: ____________
AGENT:
HERCULES CAPITAL, INC.

By:____________________________________
Name:__________________________________
Title: ___________________________________

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email:
Telephone:

EXHIBIT H
ACH DEBIT AUTHORIZATION AGREEMENT
Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Re: Second Amended and Restated Loan and Security Agreement dated January 6, 2023 (the “Agreement”) by and among X4 Pharmaceuticals, Inc. (“Borrower”) and Hercules Capital, Inc., as agent (“Company”) and the lenders party thereto (collectively, the “Lender”)
In connection with the above referenced Agreement, the Borrower hereby authorizes the Company to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender pursuant to Section 11.11 of the Agreement to the Borrower’s account indicated below. The Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH
CITY	STATE AND ZIP CODE
TRANSIT/ABA NUMBER	ACCOUNT NUMBER
This authority will remain in full force and effect so long as any amounts are due under the Agreement.
[signature page follows]

X4 PHARMACEUTICALS, INC.
By: _________________________________________
Date: ________________________________________

[signature page to ACH Debit Authorization Agreement]

EXHIBIT I-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Second Amended and Restated Loan and Security Agreement dated as of January 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and between X4 PHARMACEUTICALS, INC., a Delaware corporation, and each of its Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “~~ten~~ 10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which (and in any event before) each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___        [NAME OF LENDER]

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

EXHIBIT I-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Second Amended and Restated Loan and Security Agreement dated as of January 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and between X4 PHARMACEUTICALS, INC., a Delaware corporation, and each of its Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “~~ten~~ 10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which (and in any event before) each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___        [NAME OF PARTICIPANT]

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

EXHIBIT I-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Second Amended and Restated Loan and Security Agreement dated as of January 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and between X4 PHARMACEUTICALS, INC., a Delaware corporation, and each of its Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “~~ten~~ 10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which (and in any event before) each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___        [NAME OF PARTICIPANT]

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

EXHIBIT I-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Second Amended and Restated Loan and Security Agreement dated as of January 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and between X4 PHARMACEUTICALS, INC., a Delaware corporation, and each of its Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “~~ten~~ 10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which (and in any event before) each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___        [NAME OF LENDER]

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

SCHEDULES TO
SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

dated as of January 6, 2023
(other than Schedule 1.1, which is dated as of the First Amendment Effective Date)

SCHEDULE 1

SUBSIDIARIES

[***]

SCHEDULE 1.1

COMMITMENTS

[***]

SCHEDULE 1A

EXISTING PERMITTED INDEBTEDNESS

[***]

SCHEDULE 1B

EXISTING PERMITTED INVESTMENTS

[***]

SCHEDULE 1C

EXISTING PERMITTED LIENS

[***]

SCHEDULE 3.2

EXCLUDED COLLATERAL (SANOFI)

[***]

SCHEDULE 5.3

CONSENTS, ETC.

[***]

SCHEDULE 5.8

TAX MATTERS

[***]

SCHEDULE 5.9

INTELLECTUAL PROPERTY CLAIMS
[***]

SCHEDULE 5.10

INTELLECTUAL PROPERTY

[***]

SCHEDULE 5.11

BORROWER PRODUCTS
[***]

SCHEDULE 5.13

EMPLOYEE LOANS

[***]

SCHEDULE 5.14

CAPITALIZATION

[***]

SCHEDULE 7.24

POST-CLOSING ITEMS

[***]